Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 of Merus Labs International Inc. (the “Company”), of our report dated December 18, 2014 to the Board of Directors and Shareholders of the Company on the following financial statements:

  Consolidated statement of financial position as at September 30, 2014; and

  Consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the year ended September 30, 2014, and a summary of significant accounting policies and other explanatory information.

And;

Our report dated October 21, 2015 to the Board of Directors and Shareholders of the Company on the following financial statements:

  Consolidated statements of financial position as at June 30, 2015; and

  Consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows and the notes to the financial statements for the nine month period ended June 30, 2015.

Chartered Professional Accountants
Licensed Public Accounts
October 30, 2015
Toronto, Ontario, Canada